Exhibit 4.1.1

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 28, 2012, among Ancestry.com Inc., a Delaware corporation (the “Issuer”), Anvil US 1 LLC, a Delaware limited liability company (“Parent”), the entities listed on Schedule I hereto (each a “Guaranteeing Subsidiary”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, Global Generations Merger Sub Inc. (“Merger Sub”) and Parent have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 28, 2012, providing for the issuance of an unlimited aggregate principal amount of 11.00% Senior Notes due 2020 (the “Notes”);

WHEREAS, on the date hereof, pursuant to Section 251 of the General Corporation Law of the State of Delaware, Merger Sub merged with and into the Issuer (the “Merger”), with the Issuer as the surviving corporation;

WHEREAS, as a result of the Merger, the Issuer is assuming, by and under operation of law and this Supplemental Indenture, the obligations of Merger Sub for the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all the Notes and the performance and observance of the Indenture on the part of Merger Sub;

WHEREAS, as a result of the Merger and in accordance with the Indenture, the Guaranteeing Subsidiaries are, by and under this Supplemental Indenture, unconditionally guaranteeing all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantees”); and

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Assumption by the Issuer. The Issuer hereby assumes the obligations of Merger Sub for the due and punctual payment of the principal of, premium, if any, and interest on all outstanding Notes issued pursuant to the Indenture and the performance and observance of each other obligation and covenant set forth in the Indenture to be performed or observed on the part of Merger Sub. The Issuer is hereby substituted for, and may exercise every right and power of, Merger Sub under the Indenture with the same effect as if the Issuer had been named as Merger Sub in the Indenture, and the Issuer is a successor company under the Indenture.

3. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

a. Such Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture, subject to the terms and conditions set forth in the Indenture.

b. Such Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Obligations in accordance with the terms set forth in Article X of the Indenture on a senior basis.

4. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder, member or limited partner of Parent or any Restricted Subsidiary or any of their direct or indirect parent companies shall have any liability for any obligations of the Issuer or the Guarantors (including any Guaranteeing Subsidiary) under the Notes, the Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.

5. Ratification of the Indenture; Supplemental Indenture part of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Each Guaranteeing Subsidiary agrees that its Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

6. Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer, Parent and the Guaranteeing Subsidiaries.

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10. Benefits Acknowledged. The Issuer, Parent and each Guaranteeing Subsidiary’s Guarantee are subject to the terms and conditions set forth in the Indenture. Each of the Issuer, Parent and the Guaranteeing Subsidiaries acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the assumption, guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

11. Successors. All agreements of each of the Issuer, Parent and the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture (including without limitation Section 10.06 of the Indenture). All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

12. Severability. In case any provision in this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

ANCESTRY.COM INC.

By:	/s/ Timothy Sullivan
Name:	Timothy Sullivan
Title:	President and Chief Executive Officer

GLOBAL GENERATIONS INTERNATIONAL INC.

By:	/s/ Brian Ruder
Name:	Brian Ruder
Title:	President, Chief Executive Officer, and Secretary

ANCESTRY.COM LLC

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Manager

ANCESTRY.COM DNA, LLC

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Chief Financial Officer

iARCHIVES, INC.

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

TGN SERVICES, LLC

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Chief Financial Officer

ANCESTRY.COM OPERATIONS INC.
as Sole Member of WE’RE RELATED, LLC

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Chief Financial Officer

ANCESTRY.COM OPERATIONS INC.

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

ANVIL US 1 LLC

By:	/s/ Howard Hochhauser
Name:	Howard Hochhauser
Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

Signature Page to Supplemental Indenture

SCHEDULE I

Guaranteeing Subsidiaries

Global Generations International Inc.

Ancestry.com LLC

Ancestry.com DNA, LLC

TGN Services LLC

We’re Related, LLC

Ancestry.com Operations Inc.

iArchives, Inc.

Signature Page to Supplemental Indenture